Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form S-1 Amendment No.1 of our report dated April 15, 2022, relating to the consolidated financial statements of Digital Ally, Inc., as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 appearing in this Registration Statement.

We also consent to the reference to our firm under the heading of “experts” in such Prospectus.

/s/ RBSM LLP

New York, NY

February 9, 2023